Exhibit 5.1

LAW OFFICES
STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
MUSEUM TOWER
150 WEST FLAGLER STREET
MIAMI, FLORIDA 33130

MIAMI (305) 789-3200 • BROWARD (954) 463-5440
FAX (305) 789-3395
WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF	RICHARD B. JACKSON	ELIZABETH G. RICE	OWEN S. FREED
MARK C. ALHADEFF	SHARON LEE JOHNSON	GLENN M. RISSMAN	SENIOR COUNSEL
LOUISE JACOWITZ ALLEN	MARISSA D. KELLEY	ANDREW L. RODMAN
STUART D. AMES	MICHAEL I. KEYES	KELLY A. RUANE	GEORGE KOVAC
ALEXANDER ANGUEIRA	ROBERT T. KOFMAN	RENE G. SAGEBIEN	OF COUNSEL
CRISTINA M. AVELLO	ANASTASIA I. KOKOTIS	MIMI L. SALL
LAWRENCE J. BAILIN	DAVID P. LHOTA	NICOLE S. SAYFIE	DAVID M. SMITH
ANA T. BARNETT	PETER D. LOPEZ	RICHARD E. SCHATZ	LAND USE CONSULTANT
CHRISTOPHER L. BARNETT	TERRY M. LOVELL	DAVID M. SEIFER
PATRICK A. BARRY	JOY SPILLIS LUNDEEN	JOSE G. SEPULVEDA
JEFFREY S. BARTEL	GEOFFREY MacDONALD	JAY B. SHAPIRO	TAMPA OFFICE
SUSAN FLEMING BENNETT	MONA E. MARKUS	MARTIN S. SIMKOVIC	SUITE 2200
LISA K. BERG	BRIAN J. McDONOUGH	CECILIA DURAN SIMMONS	SUNTRUST FINANCIAL CENTRE
RICHARD I. BLINDERMAN	ANDREW D. McNAMEE	CURTIS H. SITTERSON	401 EAST JACKSON STREET
MARK D. BOWEN	ANTONIO R. MENENDEZ	MARK D. SOLOV	TAMPA, FLORIDA 33602
MATTHEW W. BUTTRICK	FRANCISCO J. MENENDEZ	EUGENE E. STEARNS
JENNIFER STEARNS BUTTRICK	ALISON W. MILLER	BRADFORD SWING
CARLOS J. CANINO	HAROLD D. MOOREFIELD, JR.	SUSAN J. TOEPFER	(813) 223-4800
JOAN M. CANNY	JIMMY L. MORALES	ANNETTE TORRES
PETER L. DESIDERIO	JOHN N. MURATIDES	ROBERT S. TURK	FORT LAUDERDALE OFFICE
MARK P. DIKEMAN	JEFFREY A. NORMAN	DENNIS R. TURNER	SUITE 1900
DREW M. DILLWORTH	ROCIO L. OLIVENCIA	JONATHAN C. VAIR	200 EAST BROWARD BOULEVARD
SHARON QUINN DIXON	JOHN K. OLSON	RONALD L. WEAVER	FORT LAUDERDALE, FLORIDA 33301
ALAN H. FEIN	KAREN J. ORLIN	ROBERT I. WEISSLER
ANGELO M. FILIPPI	JENNIFER I. PERTNOY	PATRICIA G. WELLES
ROBERT E. GALLAGHER, JR.	DAVID C. POLLACK	K. TAYLOR WHITE	(954) 462-9500
CHAVA E. GENET	DARRIN J. QUAM	MARTIN B. WOODS
ERIN S. GOLDSTEIN	THOMAS J. QUARLES
PATRICIA K. GREEN	JOHN M. RAWICZ
ALICE R. HUNEYCUTT	PATRICIA A. REDMOND

February 20, 2004

Mr. Alan B. Levan
Chief Executive Officer
Levitt Corporation
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

Re:	Levitt Corporation
Offering of Shares of Class A Common Stock

Dear Mr. Levan:

     As counsel to Levitt Corporation (the “Corporation”), we have examined the Amended and Restated Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation to authorize the issuance of up to 5,750,000 shares of Class A Common Stock of the Corporation (the “Class A Common Stock”). In addition, we have examined a copy of the Prospectus (the “Prospectus”) included in the Corporation’s Registration Statement on Form S-3 pursuant to which the Class A Common Stock will be registered under the Securities Act of 1933, as amended (the “Registration Statement”).

Mr. Alan B. Levan
February 20, 2004

     In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iii) the genuineness of all signatures and (iv) the due authorization and execution of the underwriting agreement relating to the offering of the Class A Common Stock as contemplated by the Prospectus. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

     Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the law of the State of Florida and the federal law of the United States of America.

     Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Class A Common Stock against payment of adequate consideration therefore in accordance with the terms of the Prospectus, the Class A Common Stock will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as an Exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption “Legal Matters.”

Very truly yours,

STEARNS WEAVER MILLER WEISSLER
ALHADEFF & SITTERSON, P.A.